Exhibit 2.2.2

FIRST AMENDMENT TO THE

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the “Amendment”), dated as of February 17, 2012, is entered into by and among ING Groep N.V., a naamloze vennootschap formed under the laws of The Netherlands (“Group”), ING Bank N.V., a naamloze vennootschap formed under the laws of The Netherlands (“Non-US Bank”), ING Direct N.V., a naamloze vennootschap formed under the laws of The Netherlands (“Non-US HoldCo”), ING Direct Bancorp, a corporation incorporated under the laws of Delaware (“US HoldCo”, and together with Group, Non-US Bank and Non-US HoldCo, the “Sellers”), and Capital One Financial Corporation, a corporation incorporated under the laws of Delaware (“Purchaser” and, together with the Sellers, the “Parties”).

WHEREAS, the Parties are parties to that certain Purchase and Sale Agreement, dated as of June 16, 2011 (the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement and make certain related agreements and acknowledgements, in each case as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

Section 2. Certain Amendments to the Purchase Agreement.

(a)	The following paragraph shall be added as a new Section 2.03:

2.03. Contributions from US HoldCo

Immediately prior to the Closing and as further consideration to the Bank for taking certain actions in connection with the transactions contemplated by this Agreement and notwithstanding anything to the contrary in Sections 4.01 and 4.02 of this Agreement:

(i) US HoldCo will contribute, transfer, assign, set over and deliver unto the Bank $126,805,585 (the “US HoldCo Balance”) as a contribution to capital; and

(ii) US HoldCo will forgive an amount of $1,905,000 to Realty and its subsidiaries, which constitutes the amount owed by Realty and its subsidiaries to US HoldCo, as of the Closing Date as a contribution to capital.

Notwithstanding anything to the contrary in this Agreement, except as expressly provided in this Section 2.03, the Sellers shall have no obligation to make any further capital contributions or transfers to the Bank.

(b)	The following shall be added as a new sentence to the end of Section 3.01(d):

After cooperating in good faith and notwithstanding any other provisions in this Agreement, including any representation or warranty, the Sellers and Purchaser have agreed that the Closing IABF Adjustment shall be negative $201,563,430 which results in a Positive IABF Adjustment Factor of $21,436,570.

(c)	Section 5.02(k)(ii) shall be deleted in its entirety and shall be of no further force and effect.

(d)	Schedule 2.01(a) shall be amended in its entirety to read as set forth in the attached Schedule 2.01(a).

Section 3. Effect of Amendment; Miscellaneous.

(a) This Amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement except as expressly stated herein. Except as expressly amended hereby, the provisions of the Purchase Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

(b) On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall be deemed a reference to the Purchase Agreement, as amended hereby, provided that the references to the date of the Purchase Agreement will continue to refer to the original execution date of the Purchase Agreement.

(c) The provisions of Article X of the Purchase Agreement shall apply to this Amendment mutatis mutandis.

[The Remainder of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be duly executed in counterparts all as of the day and year first above written.

ING GROEP N.V.

By:	/s/ Erik Hammerstein
	Name:	Erik Hammerstein
	Title:	Authorized Signatory

By:	/s/ Brendan O’Connor
	Name:	Brendan O’Connor
	Title:	Authorized Signatory

ING BANK N.V.

By:	/s/ C.P.A.J. Leenaars
	Name:	C.P.A.J. Leenaars
	Title:	Executive Board Member

By:	/s/ Brendan O’Connor
	Name:	Brendan O’Connor
	Title:	Authorized Signatory

ING DIRECT N.V.

By:	/s/ Lars Kramer
	Name:	Lars Kramer
	Title:	Chief Financial Officer

By:	/s/ C.P.A.J. Leenaars
	Name:	C.P.A.J. Leenaars
	Title:	Chief Executive Officer

ING DIRECT BANCORP

By:	/s/ Arkadi Kuhlmann
	Name:	Arkadi Kuhlmann
	Title:	President and Chief Executive Officer

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Murray P. Abrams
	Name:	Murray P. Abrams
	Title:	Executive Vice President, Corporate Development

(Signature Page to the First Amendment to the Purchase Agreement)